NMLS agrees to provide lottery games content to Win Systems

DUBLIN, August 17 -- New Media Lottery Services, Inc. (OTC Bulletin Board: NWMD) (“NMLS”), based in Dublin, Ireland and Virginia, USA, the lottery content and systems provider, announced the expansion of its business activities by providing lottery and gaming content to Win Systems (“WIN”).

NMLS has been approached on a number of occasions to make available its game content to other suppliers of Internet, mobile and server based terminal gaming platforms. WIN has contracts with lotteries in various markets in Europe and South America for server based terminals and has agreed to utilize a number of our games on a shared revenue basis.

Commenting on the agreement, NMLS CEO John Carson said, “Instant tickets are one of the most successful forms of lottery products. We have developed the systems to distribute these products via the Internet, mobile phones and server based terminals. We are confident that the quality, sales potential and lottery compliance of our products will provide a new exciting revenue source.”

Commenting on this program, Win Systems CEO Dario Zutel said, “WIN is excited to be involved with New Media Lottery. Lottery is the most accepted form of gaming throughout the world. NMLS product is lottery compliant and their expertise is unmatched in understanding how to localize game content. “

About Win Systems:

WIN is a global technology supplier to the gaming and lottery industries, providing software, networks and support services for online lottery systems, server-based gaming devices and video lottery terminals.  WIN offers a full range of technology services, including design, assembly, installation, operation and maintenance of its systems.  With offices in the US, Spain, México, UK, China and Argentina and its wide experience in the international gaming market, WIN has managed the deployment of traditional online lottery systems for regulated national lotteries across the world, and has now introduced a cutting edge, server based solution for the gaming industry. For more information: www.winsystemsintl.com

Enquiries:

New Media Lottery Services                                                                                                (1) 540 437 1688
John Carson
www.nmlsinc.com

About New Media Lottery Services, Inc.:
New Media Lottery Services, Inc. (OTC Bulletin Board: NWMD) supplies lotteries with a white label lottery system, games and management support to develop new income streams from digital lottery product distribution, including the Internet, mobile telephony, interactive television and digital vending. NMLS secures long-term contracts with lottery clients and shares in the net win from these partners.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking information about the Company’s operating results and business prospects that involve substantial risks and uncertainties.  Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words “may,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “would,” and similar expressions.  Because these forward-looking statements are subject to a number of risks and uncertainties, the Company’s actual results could differ materially from those expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2009 filed with the United States Securities and Exchange Commission and available at www.sec.gov.  The Company assumes no obligation to update any such forward-looking statements.